Exhibit 26F.2


                         AMENDED AND RESTATED BYLAWS OF
                         NATIONAL LIFE INSURANCE COMPANY



                                    Article 1
                           Annual and Special Meetings

                  1.1      Annual Meeting.

                  (a) The annual meeting of the Shareholders of the Corporation shall be held on the second Friday of May in each year, except as otherwise resolved by the Board of Directors. The meeting shall be held at the offices of National Life Insurance Company in Montpelier, Vermont, except as otherwise resolved by the Board of Directors.

                  (b) Only such business shall be conducted at an annual meeting of Shareholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a Shareholder. For business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given prior written notice thereof to the Secretary of the Corporation.

                  1.2      Special Meetings.

                  (a) Special meetings of Shareholders for any purpose or purposes may be called at any time only by the Chairman of the Board, if any, the President, the Board of Directors or by a committee of the Board of Directors authorized to call such meetings. A special meeting may also be called by the Chairman of the Board of Directors upon the written request of Shareholders holding at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Such written request of Shareholders shall be addressed to the Secretary of the Corporation and shall describe the purpose or purposes for which the meeting is to be held. Except for the foregoing, a special meeting may be called by no other person. The business transacted at a special meeting of Shareholders shall be limited to the purpose or purposes for which such meeting is called, as that purpose or purposes shall appear in the notice of the meeting.

                  (b) Special meetings of Shareholders shall be held at the offices of National Life Insurance Company in Montpelier, Vermont, or at such other location as the Board of Directors may direct.


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                  1.3 Notice of Meetings. A written notice of each annual or special meeting of Shareholders shall be given stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Charter or these Bylaws, such notice of meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the Shareholder at such Shareholder's address as it appears on the records of the Corporation.

                  1.4 Adjournments. Any annual or special meeting of Shareholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with Section 1.3.

                  1.5 Quorum. Except as otherwise provided by law, the Charter or these Bylaws, the presence in person or by proxy of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum of Shareholders at a meeting of Shareholders. In the absence of a quorum, the Shareholders so present may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum is present.

                  1.6 Organization. Meetings of Shareholders shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the President, or in his or her absence, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  1.7 Voting. Except as otherwise provided by the Charter, each Shareholder entitled to vote at any meeting of Shareholders shall be entitled to one vote for each share of common stock of the Corporation owned by such Shareholder.

                  1.8 Proxies. Each Shareholder entitled to vote at a meeting of Shareholders may authorize another person or persons to act for such Shareholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. A Shareholder may revoke a proxy by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.


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                  1.9 Record Date. In order that the corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting. If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given. If a meeting is adjourned to a date more than 120 days after the date of the original meeting, the Board of Directors shall fix a new record date.

                  1.10 Action by Consent of Shareholders. Unless the power of Shareholders to act by consent without a meeting is restricted or limited by the Charter, any action required or permitted to be taken at an annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Every written consent shall bear the date of signature of each Shareholder (or his, her or its proxy) signing such consent. Prompt notice of the taking of any corporate action without a meeting of Shareholders shall be given to the Secretary of the Corporation.


                                    ARTICLE 2
                               Board of Directors

                  2.1 Number; Election. The number of directors of the Corporation shall be not less than three and not more than ten. The number of directors constituting the initial Board of Directors shall be five, and thereafter shall be as established by the Board of Directors within the limits of the Charter and these Bylaws; provided, that such number may not be increased by more than three in any one year and any increase shall require the approval of at least two-thirds of the entire Board of Directors. The Board of Directors shall be divided into three classes which will be as nearly equal in number as possible. The terms for the classes of the initial Board of Directors shall expire in 2000, 2001, and 2002, respectively. At each succeeding annual meeting of Shareholders, respective successors shall be elected for three-year terms. Except for appointments to fill a vacancy as provided herein, directors shall only be elected at annual meetings. Directors shall hold office until the annual meeting at which the term of their office expires and the election and qualification of his or her successor has taken place, or until his or her earlier death, resignation or removal. The Board of Directors shall include at least three "Independent Directors" as that term is defined in section 3(8) of regulation 97-5 issued by the Commissioner of Banking, Insurance, Securities and Health Care Administration of the State of Vermont.

                  2.2 Eligibility. No person shall be eligible for election or re-election as director after that director's seventy-second birthday, and the term which extends beyond that director's seventy-second birthday shall expire on the date of the annual meeting coinciding with or next following the director's seventy-second birthday.


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                  2.3 Removal. Except as otherwise required by law, by a vote of two-thirds of the entire Board of Directors the Board may remove any director from office, for good reason as determined by the Board of Directors, and fill the vacancy as provided herein. A director shall not otherwise be removed from office.

                  2.4      Nominations.

                  (a) Only persons who are nominated in accordance with the procedures set forth in this Article 2 shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made by the Board of Directors or by Shareholders of the Corporation in accordance with Section 2.4(b).

                  (b) Nominations of persons for election to the Board of Directors may be made by any Shareholder or group of Shareholders holding at least ten percent of the capital stock of the Corporation. Nominations must be made by written notice to the Secretary delivered or mailed to and received at the principal executive offices of the Corporation (i) not less than 60 days nor more than 90 days prior to the meeting, or (ii) if less than 70 days' notice of the meeting or prior public disclosure of the date of the meeting is given or made to Shareholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A Shareholder's notice to the Secretary shall set forth (x) as to each person whom the Shareholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) such person's written consent to being named in any proxy statement as a nominee and to serving as a director if elected; and (y) as to the Shareholder giving notice, the name and address of such Shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a Shareholder's notice of nomination which pertains to the nominee.

                  2.5 Vacancies. Any newly created directorship or any vacancy occurring in the Board of Directors for any reason may be filled by a majority vote of the remaining directors, although less than a quorum, or by a plurality of the votes cast in the election of directors at a meeting of Shareholders, if the directors have not acted to fill the vacancy. Each director elected to replace a former director shall hold office until the expiration of the term of office of the director whom he or she has replaced and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. A director elected to fill a newly created directorship shall serve until the annual meeting at which the terms of office of the class of directors to which he or she is assigned expire and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. If any vacancy results in there being fewer than three independent directors, the directors shall act to fill that vacancy with an independent director.


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                  2.6 Regular Meetings. Except as otherwise resolved by the
Board of Directors, a regular meeting of the Board of Directors shall be held, without call or notice, on the second Friday of May in each year at the offices of National Life Insurance Company in Montpelier, Vermont, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. The preceding sentence shall apply whether there is an annual meeting of Shareholders or if the Shareholders shall elect the directors by written consent in lieu of an annual meeting as permitted in section 1.10 of these Bylaws. Other regular meetings of the Board of Directors may be held during the year at the call of the Chief Executive Officer and at such times as shall be fixed by resolution of the Board of Directors.

                  2.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President, the Secretary, or upon the receipt by the Secretary of a written request for a special meeting signed by any three members of the Board of Directors. Notice of the date, time, and place of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting or by the Secretary at least twenty-four hours before the special meeting. Such notice may be given by telephone, facsimile, electronic mail, or similar means which are reasonable under the circumstances. The purpose or purposes of a special meeting need not be stated in the notice.

                  2.8 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the President, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the directors present at a meeting may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

                  2.9 Quorum. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  2.10 Virtual Participation. Directors, or any committee of directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                  2.11 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts), and the written consent or consents are filed with the minutes of proceedings of the Board of Directors or such committee.
                  2.12 Reliance Upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                  2.13     Interested Director Transactions.

                  (a) The Corporation shall only knowingly enter into a contract or transaction in which a director has a "conflicting interest" upon the approval of the contract or transaction by the Chief Executive Officer and the ratification of that approval by the affirmative vote of a majority of "qualified directors" or of a committee appointed by the affirmative vote of a majority of qualified directors where all the members of the committee are qualified directors.

                  (b) Except as otherwise provided by law, a director has a "conflicting interest" (i) with regard to a contract or transaction if he or she or a related person is a party to the transaction or has a direct or indirect financial interest in the transaction which would reasonably be expected to exert an influence on the director's judgment if he or she were called upon to vote on the transaction, and (ii) with regard to a contract or transaction of sufficient character and significance that it is or normally would be brought to the Board for action, if a party to the transaction is an entity, or controls or is under the common control of an entity, of which the director is a director, general partner, agent, or employee, or if such entity has a direct or indirect financial interest in the transaction, and that interest would reasonably be expected to exert an influence on the director's judgment if he or she were called upon to vote on the transaction.

                  (c) A "qualified director" for this purpose is a director who neither (i) has a conflicting interest in the transaction, nor (ii) has a familial, financial, professional, or employment relationship with a director who does have a conflicting interest in the transaction, which relationship would reasonably be expected to exert an influence on the director's judgment when voting on the transaction.

                  (d) A director who has a conflicting interest in a contract or transaction may be counted in determining whether a quorum is present at any meeting of the Board of Directors at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization.


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                  2.14 Compensation. The Board of Directors shall have the
authority to fix the compensation of directors. The directors who are not full-time officers of the Corporation or its affiliates shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member.

                  2.15 Presumption of Assent. Unless otherwise provided by the laws of the State of Vermont, a director who is present at a meeting of the Board of Directors or a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting, or unless the director objected at the beginning of the meeting (or promptly upon the director's arrival) to the holding of the meeting or the transacting of business at the meeting, or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                  2.16 Transactions with Affiliates. Any contract or transaction between the Corporation and an affiliated entity by which it is directly or indirectly controlled shall be approved or ratified by the Board of Directors or the appropriate committee thereof.


                                    ARTICLE 3
                                   Committees

                  3.1      In General.

                  (a) The Board of Directors shall have the following standing committees: an Executive Committee and, on and after the date of an initial stock offering, as that term is defined in the Vermont Mutual Insurance Holding Company regulations, an Independent Directors Committee.

                  (b) In addition, the Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.

                  (c) The Board of Directors shall, by resolution passed by a majority of the whole Board of Directors, appoint the members of the various committees, and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  (d) A committee, to the extent permitted by law and provided in these Bylaws or in the resolution of the Board of Directors designating such committee or in the rules and regulations promulgated by the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.


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                  (e) Each committee shall conduct its business in the same
         manner as the Board of Directors conducts its business pursuant to
         Article 2 of these Bylaws.

                  3.2      Executive Committee.

                  (a) The Executive Committee shall consist of at least three directors and shall include the Chief Executive Officer.

                  (b) The Executive Committee shall be responsible for corporate governance issues. During the interval between meetings of the Board of Directors, to the extent permitted by law, it shall possess and may exercise the powers of the Board of Directors in the management and direction of the affairs of the Corporation, all actions taken by the Committee to be duly reported to the Board. The Executive Committee shall perform such other duties as the Board of Directors may assign to it.

         3.3      Independent Directors Committee.

                  (a) The Independent Directors Committee shall consist of at least three directors, each of whom shall be an "Independent Director", as such term is defined in the Mutual Holding Company Act or regulations promulgated thereunder.

                  (b) The Independent Directors Committee shall be responsible for evaluating and recommending to the Board the acceptance or rejection of any contract or transaction between the Corporation and an affiliated entity which it directly or indirectly controls or is controlled by.


                                    ARTICLE 4
                                    Officers

                  4.1      Election and Term of Office of Officers.

                  (a) The Board of Directors shall elect a President, who shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The Board of Directors may elect one or more executive officers at the level of senior vice president or above, each of whom shall hold office until his or her death, resignation or removal. In addition, the Board of Directors may, if it so determines, elect a Chairman of the Board from among its members.

                  (b) The Chief Executive Officer shall appoint a Secretary and may appoint one or more officers at levels below senior vice president. Each officer appointed by the Chief Executive Officer shall hold office until his or her death, resignation, or removal.


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                  4.2 Powers and Duties of Officers. The officers of the
Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

                  4.3 Chief Executive Officer. Unless the Board of Directors elects a Chairman of the Board who is designated as such, the President shall be the Chief Executive Officer of the Corporation and shall supervise and control all of the business affairs of the Corporation, subject to the direction of the Board of Directors.

                  4.4 Secretary. In addition to such other duties, if any, as may be assigned to the Secretary by the Board of Directors, the Chairman of the Board, if any, or the President, the Secretary shall (i) keep the minutes of proceedings of the Shareholders and the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be the custodian of the records and seal of the Corporation; (iv) affix or cause to be affixed the seal of the Corporation or a facsimile thereof, and attest the seal by his or her signature, to all documents the execution of which under seal is authorized by the Board of Directors; and (v) keep or cause to be kept a register of the name and address of each Shareholder, as the same shall be furnished to the Corporation by such Shareholder.


                                    ARTICLE 5
                        Stock Certificates and Transfers

                  5.1 Certificate. Every holder of common stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such Shareholder in the Corporation. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.

                  5.2 Lost, Stolen or Destroyed Certificates. Issuance of New Certificates. The Corporation may issue a new certificate for common stock in the place of any certificate previously issued by it, alleged to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such Shareholder's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


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                  5.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.2 of these Bylaws, and upon payment or applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made in the books of the Corporation only by the registered holder thereof or by such holder's attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

                  5.4 Shareholders of Record. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Vermont.


                                    ARTICLE 6
                                     Notices

                  6.1 In General. Except as otherwise provided by law, the Charter or these Bylaws, whenever notice is required to be given to any Shareholder, director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, or by transmitting it via fax, to such Shareholder or director, either at the address of such Shareholder or director as it appears on the records of the Corporation or, in the case of a director, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of Shareholder meetings, if actual notice is received orally or by other writing or other electronic media by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

                  6.2      Dispensation With Notice.

                  (a) Whenever notice is required to be given by law, the Charter or these Bylaws to any Shareholder who is listed in the records of the Corporation as "Address Unknown," the giving of such notice to such Shareholder shall not be required. Any action or meeting which shall be taken or held without notice to such Shareholder shall have the same force and effect as if such notice had been duly given. If any such Shareholder shall deliver to the Corporation a written notice setting forth the then current address of such Shareholder, the requirement that notice be given to such Shareholder shall be reinstated.


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                  (b) Whenever notice is required to be given by law, the
         Charter or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

                  6.3 Waivers of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting (or promptly upon the person's arrival at the meeting), to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice.


                                    ARTICLE 7
                               General Provisions

                  7.1      Indemnification.

(a) The Corporation shall indemnify and hold harmless any officer, director, employee or agent of the Corporation to the fullest extent permitted under Title 11A, Chapter 8, Subchapter 5 of the Vermont Statutes Annotated, as the same may be amended from time to time. Any repeal or modification of this Section 7.1 or of Title 11A, Chapter 8, Subchapter 5 of the Vermont Statutes Annotated shall not adversely affect any right of indemnification of any officer, director or employee of the Corporation existing at any time prior to such repeal or modification. Provided, however, that the Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person, including a counterclaim or crossclaim, unless the proceeding was authorized by the Board of Directors.

(b) The Corporation may pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the Corporation has received in advance an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this article or otherwise. The Corporation may require security for any such undertaking.


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                  7.2 Seal. The corporate seal shall have the name of the
Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

                  7.3 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

                  7.4      Amendment of Bylaws.

                  (a) Except as otherwise required by Vermont law, these Bylaws may be amended, altered or repealed by the Board of Directors of the Corporation.

                  (b) These Bylaws may be amended, altered or repealed by majority vote of the Shareholders.



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